Exhibit 99.1

Janus Capital Group Inc. 151 Detroit Street Denver, CO 80206 VOTE BY INTERNET – www.proxyvote.com You may submit a proxy electronically via the Internet at www.proxyvote.com until 11:59 p.m. EDT on [•]. Please have your proxy card or Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, in hand when you log on to the website. The Internet procedures are designed to authenticate a stockholder’s identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Internet voting facilities for stockholders of record are available 24 hours a day. Voting via the Internet authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 You may submit a proxy by telephone, toll-free, at 1-800-690-6903 until 11:59 p.m. EDT on [•]. Please have your proxy card or Notice in hand when you call. The telephone voting procedures are designed to authenticate a stockholder’s identity to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. Voting by telephone authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card. VOTE BY MAIL You may request a paper proxy card in accordance with the instructions contained in the Notice and then complete, sign and date the proxy card and return it so that it is received by 11:59 p.m. EDT on [•]. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote “FOR” proposals 1, 2, 3, 4, 5, 6, 7 and 8: For Against Abstain 1. Adoption of Merger Agreement. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 3, 2016, by and among Henderson Group plc, a company incorporated in Jersey, Channel Islands, Horizon Orbit Corp., a Delaware corporation and a direct and wholly owned subsidiary of Henderson, and Janus Capital Group Inc., a Delaware corporation, a copy of which is attached as Annex A to the proxy statement/prospectus accompanying this notice, pursuant to which Merger Sub will merge with and into Janus with Janus continuing as the surviving corporation as a direct and wholly owned subsidiary of Henderson (the “Janus merger proposal”); 2. Approval, on an Advisory (Non-Binding) Basis, of Certain Compensatory Arrangements with Janus Named Executive Officers. To consider and vote on a non-binding, advisory proposal to approve the compensation that may become payable to Janus’s named executive officers in connection with the consummation of the merger (the “Janus compensation proposal”); 3. Approval, on an Advisory (Non-Binding) Basis, of a Certain Amendment to the Henderson Memorandum of Association. To consider and vote on a non-binding, advisory proposal to approve an amendment to the Henderson Memorandum of Association implementing the share consolidation of Henderson ordinary shares at a ratio of one new Janus Henderson ordinary share (or CDI) for every 10 Henderson ordinary shares (or CDIs, as applicable) outstanding, to be implemented effective upon the closing of the merger; 4. Approval, on an Advisory (Non-Binding) Basis, of a Certain Amendment to the Henderson Memorandum of Association. To consider and vote on a non-binding, advisory proposal to approve an amendment to the Henderson Memorandum of Association increasing the authorized share capital of the company from $[ • ] to $720,000,000; 5. Approval, on an Advisory (Non-Binding) Basis, of a Certain Amendment to the Henderson Articles of Association. To consider and vote on a non-binding, advisory proposal to approve an amendment to the Henderson Articles of Association removing preemptive rights for Janus Henderson shareholders on new issuances of Janus Henderson ordinary shares; 6. Approval, on an Advisory (Non-Binding) Basis, of a Certain Amendment to the Henderson Articles of Association. To consider and vote on a non -binding, advisory proposal to approve an amendment to the Henderson Articles of Association removing the requirement that the Janus Henderson board seek the approval of Janus Henderson shareholders to issue Janus Henderson ordinary shares; 7. Approval, on an Advisory (Non-Binding) Basis, of a Certain Amendment to the Henderson Articles of Association. To consider and vote on a non-binding, advisory proposal to approve an amendment to the Henderson Articles of Association requiring directors of Janus Henderson to be re-elected at each annual Janus Henderson shareholder meeting (together with proposals 3 through 6, the “amendment proposals”); and 8. Adjournment of the Janus Special Meeting. To consider and vote on a proposal to adjourn the Janus special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Janus merger proposal (the “Janus adjournment proposal”). NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign the proxy card exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature (PLEASE SIGN WITHIN BOX) Date Signature (Joint Owners) Date

 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and the Proxy Statement/Prospectus are available at www.proxyvote.com. JANUS CAPITAL GROUP INC. Special Meeting of Stockholders [•], 2017, [10:00 a.m.] This proxy is solicited by the Board of Directors

 By signing this proxy, you revoke all prior proxies and appoint Richard M. Weil and Bruce L. Koepfgen, and each acting in the absence of the other, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting of Shareholders and all adjournments or postponements. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations

 Continued and to be signed on reverse side